Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re:	Ford Motor Company Registration Statement
Nos. 333-138819, 333-153815 and 333-156630

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 25, 2012 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2011 and 2010 and for the year ended December 31, 2011.

/s/ Plante & Moran, PLLC
Southfield, Michigan
June 25, 2012